Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (the “Agreement”) is made and entered into this ___day of                     , 2008, by and between Zimmer Holdings, Inc., a Delaware corporation (the “Company”), and [Name] (the “Indemnitee”).
     WHEREAS, it is essential that the Company be able to retain and attract the most capable persons available to serve as its directors and officers;
     WHEREAS, Delaware law permits the Company to enter into indemnification arrangements and agreements in addition to those provided by statute or in the Company’s organizational documents;
     WHEREAS, the Company desires to provide the Indemnitee with specific contractual assurances of the Indemnitee’s rights to full indemnification against litigation risks and reasonable expenses (regardless, among other things, of any amendment to the Company’s organizational documents, or any change in the ownership of the Company or the composition of its Board of Directors) and, to the extent insurance is available, the coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and
     WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in accepting or continuing Indemnitee’s position as a director or officer of the Company.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
     1. Definitions.
          (a) “Corporate Status” describes the status of a person who is serving or has served (i) as a director, officer or employee of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, member, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), if Indemnitee is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Company.
          (b) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity and any group or division of the Company or any of its subsidiaries.
          (c) “Expenses” shall mean all reasonable fees, costs and expenses actually and reasonably incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 11 of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses, but excluding Liabilities.
          (d) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.
          (e) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.
          (f) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 11 of this Agreement to enforce Indemnitee’s rights hereunder.
          (g) “Subsidiary” shall mean any Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.
     2. Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve as a director or officer of the Company; provided, that this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company in any particular role or for any particular period of time, unless otherwise required by law or by other agreements or commitments of the parties, if any.
     3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:
          (a) Subject to the exceptions contained in this Agreement, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities actually incurred by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).
          (b) Subject to the exceptions contained in this Agreement, including Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.
     4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

          (a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.
          (b) If indemnification is requested under Section 3(b) and it has been adjudicated finally by a court of competent jurisdiction that
               (i) in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and/or indemnification is against public policy, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder;
               (ii) Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit or improperly took advantage of a corporate opportunity, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper; or
               (iii) Indemnitee is liable to the Company for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder.
     5. Notification and Defense of Claim. As a condition precedent to the right of indemnification, Indemnitee agrees to notify the Company in writing as soon as practicable of any Proceeding for which indemnification will or could be sought by Indemnitee and provide the Company with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served; provided that the failure of Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Agreement, except to the extent that the Company is adversely affected by such failure. With respect to any Proceeding of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Company to Indemnitee of its election so to assume such defense, the Company shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such claim, other than as provided below in this Section 5. Indemnitee shall have the right to employ Indemnitee’s own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and Indemnitee in the conduct of the defense of such action, (iii) counsel to Indemnitee reasonably concludes that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clauses (ii) or (iii) above. The Company shall not settle any Proceeding in any manner, without Indemnitee’s written consent, which (i) would impose any penalty or limitation on Indemnitee, (ii) includes an admission of fault of Indemnitee, or (iii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. The Indemnitee will not unreasonably withhold his consent to any proposed settlement. In making the determination required to be made under Delaware law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request therefor in accordance with Section 5 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
     6. Procedure for Payment of Indemnifiable Amounts. As a condition precedent to the right of indemnification, Indemnitee shall submit to the Company a written request, including such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder, specifying the Indemnifiable Amounts for which Indemnitee seeks payment under this Agreement and the basis for the claim. Subject to Section 4, the Company shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request and, if applicable, the undertaking required by Section 9. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.
     7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     8. Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.
     9. Agreement to Advance Interim Expenses. The Company shall advance Indemnifiable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding prior to the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company. Any advances and undertakings to repay pursuant to this Section 9 shall not be secured, shall not bear interest and shall provide that, if Indemnitee has commenced or thereafter commences legal Proceedings to secure a determination that Indemnitee should be indemnified with respect to such Proceedings, Indemnitee shall not be required to reimburse the Company for any advancement of Indemnifiable Expenses in respect of such Proceeding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).
     10. Procedure for Payment of Interim Expenses; Cooperation by Indemnitee. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 9 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 9 shall be made no later than twenty (20) calendar days after the Company’s receipt of such request and the undertaking required by Section 9.
     11. Remedies of Indemnitee.
          (a) In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 6 above or a request for an advancement of Indemnifiable Expenses under Sections 9 and 10 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the appropriate judicial authority to enforce the Company’s obligations under this Agreement.
          (b) In any judicial Proceeding brought under Section 11(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.
          (c) The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.
          (d) The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.
          (e) The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible.
     12. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or Proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4 or Section 17(b) hereof.
     13. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee that it has all necessary corporate power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.
     14. Fees and Expenses. During the term of the Indemnitee’s service as a director or officer, the Company shall promptly reimburse the Indemnitee for all reasonable and documented expenses incurred by him in connection with his service as a director, member of any board committee, officer or otherwise in connection with the Company’s business.
     15. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s Restated Certificate of Incorporation or By-Laws, as amended, or any other agreement, vote of stockholders or directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director or officer of the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall not indemnify the Indemnitee to the extent the Indemnitee is actually reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.
     16. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.
     17. Insurance and Subrogation.
          (a) The Company represents that it presently has in force and effect directors’ and officers’ liability insurance on behalf of Indemnitee against certain customary liabilities which may be asserted against or incurred by Indemnitee. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 2 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 2 hereof, the Company shall purchase and maintain in effect for the benefit of Indemnitee such insurance providing (i) coverage at least comparable to that presently provided or (ii) if such coverage is hereafter changed to provide any enhanced rights or benefits, the same coverage provided to the most favorably insured of the Company’s directors or officers; provided, however, if, the then Board of Directors of the Company determines in good faith that, either (x) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (y) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance. The Company shall promptly notify Indemnitee of any good faith determination to reduce or not provide such coverage.
          (b) In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
     18. Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification than is provided under the terms of the

Restated Certificate of Incorporation or By-Laws of the Company, as amended, and this Agreement, Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent.
     19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.
     20. Indemnitee as Plaintiff. Except as provided in Section 11 of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding. This Section shall not apply to affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.
     21. Modifications and Waiver. Except as provided in Section 18 above with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.
     22. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder.
     23. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or if mailed by certified overnight delivery, on the first business day after the date on which it is so mailed:
If to Indemnitee, to:

If to the Company, to:
Zimmer Holdings, Inc.
Attn: General Counsel
345 East Main Street
Warsaw, IN 46580
(574) 267-6131
or to such other address as may have been furnished in the same manner by any party to the others.
     24. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of its directors or officers, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.
     25. Agreement Governs. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Company’s Restated Certificate of Incorporation or By-Laws, as amended. This Agreement is to be deemed consistent wherever possible with relevant provisions of the Company’s Restated Certificate of Incorporation and By-Laws; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

ZIMMER HOLDINGS, INC.

By:

Name:
Title:

INDEMNITEE:

Name: